SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, For use of Commission only (as permitted by Rule
    14a-6(e)(2)
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a.12

                                   CCAIR, INC.
                (Name of Registrant as Specified In its Chapter)

                                   CCAIR, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

1) Title of each class of securities to which transaction applies: Common Stock

2)       Aggregate number of securities to which transaction applies:
Not Applicable

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Not Applicable

4)       Proposed maximum aggregate value of transaction:  Not Applicable

5)       Total fee paid:  Not Applicable

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.

1)       Amount Previously Paid:  $0
2)       Form, Schedule or Registration Statement No.: Not Applicable
3)       Filing Party:  Not Applicable
4)       Date Filed:  Not Applicable

                                   CCAIR, INC.
--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD NOVEMBER 13, 1997

--------------------------------------------------------------------------------


         Notice is hereby given that the Annual Meeting of Stockholders of CCAIR, Inc. will be held at the Sheraton Airport Plaza Hotel, 3315 South I-85 at Billy Graham Parkway, Charlotte, North Carolina on November 13, 1997 at 10:00 a.m., for the following purposes:


         1.       To elect six Directors;

         2. To ratify the adoption of the Directors' Compensation Stock Option Plan;

         3. To consider ratification of the selection of Arthur Andersen LLP as independent auditors for the fiscal year ending June 30, 1998; and

         4. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.


         The Board of Directors has fixed the close of business on September 19, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. A complete list of the stockholders entitled to vote at the Meeting will be available at the office of CCAIR, Inc., 4700 Yorkmont Road, Second Floor, Charlotte, North Carolina, at least ten days prior to the Meeting.

         Your attention is directed to the accompanying Proxy Statement.


                                   By Order of the Board of Directors,


                                   /s/ Eric W. Montgomery
                                   Eric W. Montgomery
                                   Secretary


Charlotte, North Carolina
October 1, 1997

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 13, 1997





                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CCAIR, Inc. (the "Company") for the Annual Meeting of Stockholders to be held on November 13, 1997, and at any adjournment thereof. The address of the Company's principal executive office is 4700 Yorkmont Road, Second Floor, Charlotte, North Carolina 28208. This Proxy Statement and accompanying form of proxy are expected to be mailed to stockholders on or about October 6, 1997.

         The enclosed proxy is being solicited by the Board of Directors of the Company. A stockholder who executes the accompanying form of proxy may revoke his proxy at any time before it is voted by filing with Eric W. Montgomery, Secretary of the Company, at P. O. Box 19929, Charlotte, North Carolina 28219-0929, a written revocation or a properly executed proxy bearing a later date, or by attending and voting in person at the Annual Meeting. All shares represented by valid proxies received pursuant to the solicitation and prior to the Meeting and not revoked before they are exercised will be voted, and, if a choice is specified with respect to any matter to be acted upon, the shares will be voted in accordance with such specifications. If no specification is indicated, the shares will be voted in accordance with the recommendations of the Board of Directors.

         If a properly executed proxy is returned and the stockholder has abstained from voting on any matter, the shares represented by the proxy will be considered present at the Meeting for purposes of determining a quorum and for calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the Meeting for purposes of determining a quorum, but not for purposes of calculating a vote with respect to such matter. With respect to the election of Directors, the vote required is a majority of the shares actually voted. As a result, abstentions and broker nonvotes will not affect the outcome of this matter.

         The expense of the solicitation of proxies, including the costs of preparing and distributing the proxy materials, the handling and tabulation of proxies received and charges of brokerage houses and other institutions, nominees or fiduciaries in forwarding such documents to beneficial owners, will be paid by the Company. In addition to the mailing of proxy materials, solicitation may be made in person or by telephone or telegraph by Directors, Officers or regular employees of the Company. Such Directors, Officers and employees will not receive additional compensation for such services.


                          VOTING SECURITIES OUTSTANDING

         Only stockholders of record at the close of business as of September 19, 1997, will be entitled to notice of and to vote at the Annual Meeting of Stockholders. As of the close of business on September 19, 1997, the Company had 7,740,695 outstanding shares of common stock par value $0.01 per share; there are no other voting securities.

         As of September 19, 1997, only one stockholder was known to the Company to be the beneficial owner of more than five percent of the common stock of the Company. On December 20, 1996, Barlow Partners, L.P., a Texas Limited partnership with a principal business address of 65 East 96th Street, Apt. 14A, New York, NY 10128, reported in a filing on Schedule 13D that it owned beneficially 510,200 shares of common stock representing 6.6% of the outstanding shares of common stock. George Murnane III, a director and nominee for election as a director of the Company, is the sole general partner of Barlow Partners, L.P., and the Schedule 13D reports that Mr. Murnane has the beneficial ownership of all of the shares because he has the shared power to vote and to dispose of the shares.

         The presence, in person or by proxy, of the holders of a majority of the shares of common stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business.


                              ELECTION OF DIRECTORS

         Six Directors will be elected at the Annual Meeting to serve for a one-year term and until their successors have been duly elected and qualified. Stockholders do not have cumulative voting rights in the election of Directors. Each shareholder is entitled to one vote for each share held for each Director.

         Unless authority is withheld, it is the intention of the persons named in the enclosed form of proxy to vote FOR the election as Directors of the persons identified as nominees for Directors in the table below. If the candidacy of any one or more of such nominees should, for any reason, be withdrawn, the proxies will be voted FOR such other person or persons, if any, as may be nominated by the Board of Directors. All nominees have consented to be named herein as standing for election to the Board of Directors and have consented to serve if elected.

         The following information is furnished with respect to the nominees for election to the Board of Directors of the Company:


       NAME                AGE            PRINCIPAL OCCUPATION FOR PAST FIVE YEARS               DIRECTOR SINCE


K. Ray Allen               50       Chief Executive Officer and President, Computer                  11/15/94
                                    Intelligence, Incorporated, a computer software
                                    engineering firm (1981 to present); Chief Executive
                                    Officer and President, Burl Software Laboratories,
                                    Incorporated, a computer software development and
                                    marketing firm (1992 to June 1994).


Kenneth W. Gann            58       Chief Executive Officer and President of the Company             11/01/90
                                    (November 1990 to present).

Gordon Linkon              68       Retired (September 1993); Chief Executive Officer                11/15/94
                                    and President, USAir Shuttle, commercial airline, New
                                    York, NY (April 1992 to September 1993); Vice
                                    President USAir Express Division, USAir Group, Inc.,
                                    commercial airline, Arlington, VA (1988 to April 1992).

Eric W. Montgomery         38       Vice President of Finance, Secretary and Treasurer                Nominee
                                    of the Company (February 1995 to present); Controller,
                                    Hunter Farms, Inc. a division of a regional grocery chain,
                                    (March 1993 to February 1995); Assistant Controller,
                                    Denny's, Inc., a restaurant chain (April 1990 to
                                    February 1993.


                                        2





George Murnane, III (1)    39       Executive Vice President and Chief Financial Officer,            01/24/97
                                    International Airline Support Group, Inc. (June 1996 to
                                    present); aviation consultant (March-June 1996);
                                    Executive Vice President and Chief Operating Officer,
                                    Atlas Air, Inc. (October 1995 to February 1996);
                                    investment banker, Merrill Lynch & Co., investment
                                    banking firm (1986-1995).

Dean E. Painter, Jr.(2)    53       Chairman of the Board and Chief Executive Officer,               08/01/84
                                    CLG, Inc., computer leasing and sales company,
                                    company, Raleigh, NC (1980 to present).

1 Mr. Murnane serves as a director of International Airline Support Group, Inc., a publicly held company listed on the American Stock Exchange.

2 Mr. Painter serves as a director of Centura Banks, Inc., a publicly held company listed on the New York Stock Exchange.

         During the fiscal year ended June 30, 1997, the Board of Directors held a total of two (2) regular and special meetings. Each Director then serving attended 75% or more of the total number of meetings of the Board and of the committees of the Board on which he served.

         The Board of Directors of the Company has the following standing
Committees: Audit Committee, Nominating Committee, Stock Option Committee and Compensation Committee. The Stock Option Committee and the Audit Committee each met once during the fiscal year ended June 30, 1997. The Nominating Committee and Compensation Committee did not meet during that period.

         The Audit Committee confers with the Company's independent auditors and reviews the scope of auditing of the Company's books and accounts and the reports submitted by the auditors. The Committee also reviews, with the independent auditors and appropriate Company personnel, procedures and methods employed in connection with the Company's management policies relating to internal controls. Reports are made by the Committee to the Board from time to time. The members of the Audit Committee are Messrs. K. Ray Allen and Gordon Linkon.

         The Nominating Committee recommends to the Board the appropriate size of the Board of Directors and the names of candidates for nomination to the Board. The Committee will consider qualified candidates recommended by stockholders. In order for a candidate recommended by a stockholder to be considered as a nominee at the next Annual Meeting, the name of such candidate, together with a written description of the candidate's qualifications, must be received at the Company's principal executive offices on or before June 12, 1998. The members of the Nominating Committee are Messrs. Kenneth W. Gann and Dean E. Painter, Jr.

         The Stock Option Committee administers the Company's Amended and Restated Stock Option Plan. This Committee is composed of Directors who are not eligible for discretionary grants under the Plan. The Committee has full authority, in accordance with the requirements of the Plan, to determine whether to grant stock options to eligible recipients and to determine the size, terms and restrictions on stock options granted. The members of the Stock Option Committee are Messrs. Gordon Linkon and George Murnane, III.

         The Compensation Committee recommends to the Board appropriate levels and types of compensation for each Executive Officer or position and Director of the Company. The Committee will also make recommendations on various employee benefits or benefit plans considered by the Board of Directors. The members of the Compensation Committee are Messrs. Dean E. Painter, Jr. and K. Ray Allen.

         The members of the Board of Directors do not receive fees in exchange for their service to the Company. On November 14, 1996, the Board of Directors adopted a Directors' Compensation Stock Option Plan to compensate directors for their service as members of the Board of Directors. Each director receives a grant of options to purchase 20,000 shares of the Company's common stock annually. See disclosure under heading "Directors' Stock Option Plan" for additional information. See disclosure under headings "Compensation Committee Interlocks and Insider Participation" and "Certain Relationships and Related Transactions" for additional information.

                  SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

         The following table sets forth as of September 19, 1997, certain information with respect to the beneficial ownership for each of the Directors of the Company and of all Directors and Officers as a group, of the outstanding shares of the Company's common stock, which is the only class of voting securities of the Company. Each of the individuals listed below possesses sole voting and investment power with respect to the shares listed opposite his name, unless noted otherwise.

                                 AMOUNT AND NATURE
         NAME                 OF BENEFICIAL OWNERSHIP    PERCENT OF CLASS9

Kenneth W. Gann                       374,193(1)                 4.2%
Dean E. Painter, Jr.                  262,000(2)                 2.9%
John A. Adams                         327,000(3)                 3.6%
K. Ray Allen                          108,750(4)                 1.2%
Gordon Linkon                          85,000(5)                 0.9%
George Murnane, III                   528,950(6)                 6.9%
Eric W. Montgomery                     35,000(7)                 0.4%
All Directors and Officers
 as a Group (8 persons)              1,777,893(8)               19.8%


1 Mr. Gann has the right to acquire 374,193 shares pursuant to presently exercisable options.

2 Mr. Painter has the right to acquire 262,000 shares pursuant to presently exercisable options and warrants.

3 Mr. Adams has the right to acquire 327,000 shares pursuant to presently exercisable options and warrants.

4 Mr. Allen has the right to acquire 108,750 shares pursuant to presently exercisable options and warrants.

5 Mr. Linkon has the right to acquire 85,000 shares pursuant to presently exercisable options and warrants.

6 Mr. Murnane has the right to acquire 18,750 shares pursuant to presently exercisable options and warrants. Mr. Murnane shares the voting and dispositive power with respect to the 510,200 shares of the Company's common stock owned by Barlow Partners, L.P.. See discussion under "Voting Securities Outstanding" for additional information.

7 Mr. Montgomery has the right to acquire 35,000 shares pursuant to presently exercisable options.

8 Includes 1,267,693 shares which Officers and Directors have the right to acquire pursuant to presently exercisable options.

9 All percentage calculations assume all presently exercisable stock options and warrants held by Executive Officers and Directors have been exercised.

                                   MANAGEMENT

Executive Officers of the Company are as follows:

         NAME          AGE                   POSITION AND BACKGROUND

Kenneth W. Gann        58       Chief Executive Officer, President and Director
                                of the Company (November 1990 to present).

Eric W. Montgomery     38       Vice President of Finance, Secretary and Acting

                                Treasurer of the Company (February, 1995 to present); Controller, Hunter Farms, Inc., a division of a regional grocery chain, High Point, NC (March 1993 to February 1995); Assistant Controller, Denny's, Inc., a restaurant chain, Spartanburg, SC (April 1990 to February 1993).

Peter J. Sistare       34       Vice President of Operations of the Company
                                (March 1994 to present); Vice President of
                                Maintenance (December 1993 to March 1994);
                                Director of Maintenance of the Company (December
                                1990 to December 1993). Mr. Sistare joined the
                                Company in April 1986 as a mechanic and has served as Manager of Avionics, Aircraft
                                Instructor, Manager of Maintenance and Acting
                                Director of Maintenance before assuming his position of Director of Maintenance of the Company. Mr. Sistare keeps current as a pilot on the Shorts 360 by flying the line periodically.


                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth certain summary information concerning the compensation paid or accrued by the Company on behalf of the Company's Chief Executive Officer. None of the Company's other executive officers had annual income in excess of $100,000, the threshold level for reporting under the SEC rules. Thus, only the Chief Executive Officer is a Named Executive Officer for purposes of disclosure under the SEC rules.


                           SUMMARY COMPENSATION TABLE

                                                                                ===============
                                                                                  LONG-TERM
                                                                                 COMPENSATION
===============================================================================================
                                           Annual
                                      Compensation                                  Awards
=============================================================================================================
                                                                Other Annual                      All Other
       Name and                            Salary       Bonus   Compensation(2)    Options(3)   Compensation
  Principal Position        Year(1)          ($)         ($)         ($)              (#)            ($)
=============================================================================================================
Kenneth W. Gann             1997          139,181        ---        -----           32,7255     11,7776,7
Chief Executive        --------------------------------------------------------------------------------------
Officer and                 1996          131,0404       ---        -----           33,6255      8,6556,7
President              --------------------------------------------------------------------------------------
                            1995          125,040        ---        6,000          248,0008      7,6256,7
=============================================================================================================

1 The Company's fiscal year runs from July 1 to June 30 in the succeeding calendar year and the year stated in the table and in the notes to the table refers to the year in which the fiscal year ends.

2 The amounts paid as other annual compensation represent a car allowance of $500 per month.

3 The Company does not issue Stock Appreciation Rights (SARs). This column reflects the stock options issued under its Amended and Restated Stock Option Plan.

4 For the fiscal year 1996 the salary for Mr. Gann was increased by $6,000 and the separate car allowance of $500 per month was terminated.

5 Mr. Gann received options to purchase 12,725 and 19,625 shares of common stock in 1997 and 1996, respectively, as additional consideration for loans to the Company.

6 The Company purchased a key man life insurance policy on Mr. Gann in the face amount of $1 million; 60% of proceeds to Company and 40% to Mr. Gann's spouse. The amounts included in All Other Compensation represent that portion of the premium paid by the Company that funds the death benefit for Mr. Gann's spouse.

7 Amounts included under All Other Compensation are for premiums for supplemental life insurance and medical insurance paid by Company.

8 The options to purchase 248,000 shares of common stock granted in 1995 were, in part, a transaction in which Mr. Gann surrendered options to purchase 236,000 shares that were granted in 1992-1994. However, the rules of the Securities and Exchange Commission require that these grants be shown without the effect of the surrender. The additional 12,000 options were granted in 1995.


OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth the individual grants of stock options made to the Named Executive Officer during the fiscal year ended June 30, 1997.


                        OPTION GRANTS IN LAST FISCAL YEAR

====================================================================================================================================
                                                                                                      Potential Realized Value
                                                                                                          at Assumed Annual
                                          Individual                                                    Rates of Stock Price
                                            Grants                                                        Appreciation for
                                                                                                            Option Term(2)
--------------------------------------------------------------------------------------------------
                                               % of Total           Exercise
                             Options      Options Granted            or Base          Expir-
                            Granted1         to Employees in          Price            ation              5%             10%
         Name                  (#)             Fiscal Year           ($/sh)            Date
------------------------------------------------------------------------------------------------------------------------------------
Kenneth W. Gann               1,750               3.3%               $1.75           07/16/06        $  1,926              $ 4,880
                              1,625               3.1%               $1.6875         08/15/06        $  1,725              $ 4,370
                              1,500               2.8%               $1.5938         10/24/06        $  1,503              $ 3,810
                            20,000                37.9%              $1.4375         11/14/06        $18,081               $45,819
                              1,500               2.8%               $1.4375         11/20/06        $  1,356              $ 3,436
                              1,500               2.8%               $1.875          12/24/06        $  1,769              $ 4,482
                              1,250               2.4%               $1.75           01/15/07        $  1,376              $ 3,486
                              1,100               2.1%               $1.875          03/20/07        $  1,297              $ 3,287
                              1,250               2.4%               $1.8175         05/14/07        $  1,429              $ 3,621
                              1,250               2.4%               $1.9375         06/17/07        $  1,523              $ 3,860
====================================================================================================================================

1 All options granted are Non-qualified Stock Options granted under the Company's Amended and Restated Stock Option Plan or under the Company's Directors' Compensation Stock Option Plan.

2 These amounts are based on the assumed rates of appreciation as suggested by the rules of the Securities and Exchange Commission over the remaining term of the options and do not represent a prediction by the Company of future stock prices. Actual gains, if any, on stock option exercises are dependent upon the future performance of the Company's common stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

         The following table sets forth the aggregate value of unexercised options to acquire shares of common stock held by the Named Executive Officer on June 30, 1997 and the value realized upon the exercise of options during the fiscal year ended June 30, 1997.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

===============================================================================================================================
                                                                      NUMBER OF                          VALUE OF
                                                                      UNEXERCISED                      UNEXERCISED
                                                                        OPTIONS                        IN-THE-MONEY
                             SHARES                                       AT                              OPTIONS
                            ACQUIRED                                JUNE 30, 1997                    AT JUNE 30, 19972
                               ON              VALUE       _________________________          _________________________
                            EXERCISE1        REALIZED1
         NAME                  (#)              ($)        EXERCISABLE        UNEXERCISABLE   EXERCISABLE      UNEXERCISABLE
-------------------------------------------------------------------------------------------------------------------------------
Kenneth W. Gann                -0-              -0-           374,193            3,750        $219,833           $ 0.00
===============================================================================================================================

1 Mr. Gann did not exercise any stock options held by him during the fiscal year ended June 30, 1997.

2 The value is calculated as the excess of market value of the common stock as of June 30, 1997 over the exercise price, the last trading day for the 1997 fiscal year. On June 30, 1997, the last sales price for the Company's common stock on the NASDAQ Small Cap Market was $1.8125.

COMPENSATION AGREEMENTS

         Officers of the Company, except for Mr. Gann, Chief Executive Officer, serve at the pleasure of the Board of Directors. Mr. Gann has an Employment Agreement with the Company that is described below in the Report of the Compensation Committee.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Mr. Dean E. Painter, Jr. and Mr. K. Ray Allen were serving as members of the Compensation Committee of the Board of Directors of the Company as the fiscal year ended on June 30, 1997, but were not and have not been officers or employees of the Company or any subsidiaries. Mr. John A. Adams, a director whose term will expire at the annual meeting, also served as a member of the Compensation Committee during the fiscal year. Mr. Adams was not and has not been an officer or employee of the Company or any subsidiaries.

         The Company has engaged Talon Resources, Inc. over the last six fiscal years as a consultant on aviation and financial matters, including assistance in the preparation of the Chapter 11 plan of reorganization for the Company. Talon Resources performs airline and financial planning services for the Company. It bills at an hourly rate, plus travel expenses, that has not increased since last approved in Bankruptcy Court. Records of hours for work performed are submitted to the Company's President for approval. John A. Adams, a Director of the Company, is the President and fifty-percent shareholder of Talon Resources, Inc. At the inception of the Company's relationship with Talon Resources, Inc., John
A. Adams was not a Director of the Company. Since the hourly billing rate of Talon Resources, Inc. has not changed since John A. Adams became a Director of the Company in 1993, the Company believes this rate reflects the rate which might have been obtained from a nonaffiliated party. In the fiscal year ended June 30, 1997, Talon Resources, Inc. received payments in the aggregate amount of $85,243 for services rendered in that fiscal year and the prior fiscal year.

         During the fiscal year ended June 30, 1997, Mr. Adams, Mr. Painter and Mr. Allen each extended short- term secured lines of credit to the Company as follows:

================================================================================
                             DATE                           DATE        WARRANTS
          NAME              LOANED         AMOUNT          EXPIRED       GRANTED
================================================================================
John A. Adams              07/01/96       $300,000        07/30/96        7,500
                           08/01/96        100,000        09/06/96        2,500
                           11/25/96        100,000        12/03/96        2,500
                           12/26/96        150,000        01/02/97        3,750
                           01/15/97        150,000        01/31/97        3,750
                           03/20/97        150,000        04/02/97        3,750
                           05/15/97        150,000        05/30/97        3,750
                           06/16/97        150,000        07/08/97        3,750
================================================================================
Dean E. Painter, Jr.       07/16/96       $200,000        07/30/96        5,000
================================================================================
K. Ray Allen               07/16/96       $100,000        07/30/96        2,500
                           08/15/96        150,000        08/31/96        3,750
================================================================================

         The lines of credit were extended to assist the Company with short-term cash flow. The interest rate was at ten percent (10%) on the lines of credit. The lines of credit were secured by liens on certain personal property owned by the Company. As additional consideration, the Company issued warrants to purchase 2,500 shares of common stock at the then current market price for each $100,000 loaned. If the loan was not repaid at the end of the month in which it was made, the loan was considered a new loan for purposes of the issuance of warrants. The terms of the loans were proposed by Dean Painter and approved by the remaining members of the Board of Directors. These warrants were not issued pursuant to a plan under Rule 16b-3. Given the size of the loans and the time and expense of obtaining outside credit, the Company did not solicit these funds from unaffiliated parties.


                      REPORT OF THE COMPENSATION COMMITTEE

         NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT INCORPORATE BY REFERENCE, IN WHOLE OR IN PART, SUBSEQUENT FILINGS INCLUDING THIS PROXY STATEMENT, THE FOLLOWING REPORT OF THE BOARD OF DIRECTORS AS WELL AS THE PERFORMANCE GRAPH SET FORTH ON PAGE 10 HEREOF SHALL NOT BE DEEMED TO BE INCORPORATED INTO ANY SUCH FILINGS.

         The SEC rules addressing disclosure of executive compensation in proxy statements require a report by a Compensation Committee or similar entity or by the Board of Directors as a whole concerning compensation policies applicable to executive officers including the specific relationship of corporate performance to executive compensation. The focus of this Report is to be the compensation paid or accrued for the last fiscal year.

         The compensation policies of the Company for the fiscal year ended June 30, 1997 were established by the Compensation Committee and the Stock Option Committee of the Board of Directors. The Compensation Committee is composed of two nonemployee Directors and has oversight responsibility for executive compensation and executive benefit program of the Company, except for the Amended and Restated Stock Option Plan (the "Stock Option Plan") which is administered by the Stock Option Committee. This bifurcation of responsibilities resulted from the necessity of administration by disinterested Directors under Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Company's executive compensation policies during the last fiscal year has focused on cash compensation in the form of annual salary and incentive compensation in the form of stock options. Given the financial circumstances during that period, the objective was to pay salaries at a level sufficient to hire and retain executive officers but consistent with the cash flow needs of the Company. Executive officers were provided opportunity for far greater compensation by the award of stock options. Directors of the Company were also compensated through the award of stock options in lieu of Directors' fees or other benefits.

         Mr. Gann's compensation has been composed of two elements: (1) a base salary, effective in 1996, of $145,000 adjusted for inflation; and (2) the awards of stock options. Mr. Gann received stock options to purchase 200,000 shares of common stock as an inducement to join the Company as its President and Chief Executive Officer when it was in the first phase of its Chapter 11 Reorganization proceeding. The stock options became exercisable in three roughly equal annual installments. Since Mr. Gann joined the Company, there have been only two adjustments in the base salary.

         Upon the recommendation of the Compensation Committee, the Company entered into a new employment agreement with Mr. Gann. This employment agreement provided for a base salary of $145,000 and contained a three-year term, commencing in February of 1997. The Compensation Committee recommended the new employment agreement in light of the uncertainties related to the Company's financial circumstances, as a means to retain the services of Mr. Gann. Other than the change of the start date for the term of three years, there was no material difference to the employment agreement then in effect.

         In November of l996, Mr. Gann received grants of options to purchase 20,000 shares of common stock at market prices under the Company's Directors' Compensation Stock Option Plan. Mr. Gann also received grants of options in connection with loans made to the Company. See discussion under "Certain Relationships and related transactions.

         Upon recommendation of the Compensation Committee, the Board of Directors adopted on November 14, 1996, a Bonus Compensation Plan in order to provide incentives for the officers to remain with the Company. The Bonus Compensation Plan provides that two percent (2%) of the net profits of the Company above a profit target level will be set aside as a bonus pool for the officers of the Company. The Board of Directors would allocate the bonus pool among the officers after the completion of the annual audit. No officer would receive a payment under the Bonus Compensation Plan unless that officer was in the employ of the Company at the end of the fiscal year in which the allocation was made. The profit target level for the fiscal year ended June 30, 1997 was $2.5 million. Since that target level was not met, there is no bonus pool to be allocated.

         During the last fiscal year, even though the results of operations showed substantial improvement as compared to the prior fiscal year, Mr. Gann's level of cash compensation was not directly related to measures of the Company's performance. The cash compensation was provided in accordance with the employment agreement stated above. Incentive compensation will be paid in the form of cash bonuses under the Bonus Compensation Plan and through the issuance of stock options. The Compensation Committee intended to set the profit target level at high levels compared to the Company's prior operating results, in order that bonus payments will be made when the Company's operating results show significant improvement. The Compensation Committee does not currently have specific policies concerning the relationship between the Company's performance and the issuance of stock options, preferring to assess each issuance of stock options in light of the surrounding facts and circumstances. The issuance to Mr. Gann of options to purchase 20,000 shares of the common stock of the Company during the previous fiscal year was in lieu of directors' fees.


                             COMPENSATION COMMITTEE

                  Dean E. Painter, Jr.          K. Ray Allen


                             STOCK OPTION COMMITTEE

                Gordon Linkon                 George Murnane, III


                                PERFORMANCE GRAPH

         Set forth below is a graph comparing the cumulative return on the Company's common stock since June 30, 1992 with the cumulative total return in the CRSP Index for the Nasdaq Stock Market (U.S. companies) and the CRSP Index for NASDAQ stocks having an SIC Code's of 3700-3799, 4200-4299, 4400-4599 and 4700-4799 U.S and Foreign over the same period. The companies comprising those SIC Codes are engaged in trucking and transportation. The graph assumes an initial $100.00 investment on June 30, 1992.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS
                              PERFORMANCE GRAPH FOR
                                   CCAIR, INC.


         PREPARED BY THE CENTER FOR RESEARCH IN SECURITY PRICES (CRSP) THE UNIVERSITY OF CHICAGO GRADUATE SCHOOL OF BUSINESS Produced on 09/22/97 including data to 06/30/97


CRSP Total Returns Index

                  6/30/92  6/30/93  6/30/94 6/30/95  6/28/96  6/30/97

CCAIR, Inc.        100.0    165.8     42.1    67.1     44.7     38.2

NASDAQ Stock
Market (U.S.
 Companies)        100.0    125.8    127.0   169.5    217.6    264.6

NASDAQ Trucking
 & Transportation
 Stocks            100.0    123.0    126.0   140.9    156.2    179.0




Notes:

         A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

         B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

         C. If the monthly interval, based on the fiscal year-end is not a trading day, the preceding trading day is used.

         D.       The index level for all series was set to $100.0 on 06/30/92.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Mr. Painter, Mr. Adams, Mr. Allen and Mr. Gann have extended short-term secured lines of credit to the Company since July 1, 1995. Their lines of credit were extended to assist the Company with short-term cash flow. Please refer to the disclosure under the heading "Compensation Committee Interlocks and Insider Participation" for a description of certain transactions between the Company and Mr. Adams, Mr. Painter and Mr. Allen. Mr. Gann extended short-term lines of credit under terms similar to those set forth above. At his election, Mr. Gann was issued options to acquire shares of the Company's common stock under the Company's Stock Option Plan. See page 8 for a more complete description. Mr. Gann made loans as follows:


====================================================================
DATE LOANED       AMOUNT     DATE EXPIRED    RELATED RIGHTS GRANTED
====================================================================
 06/17/97        $ 50,000      06/30/97               1,250
 05/14/97          50,000      05/31/97               1,250
 03/20/97          44,000      03/31/97               1,100
 01/15/97          50,000      01/31/97               1,250
 12/24/96          60,000      12/31/96               1,500
 11/20/96          60,000      11/30/96               1,500
 10/24/96          60,000      10/31/96               1,500
 08/14/96          65,000      08/29/96               1,625
 07/16/96          70,000      07/31/96               1,750
====================================================================

         The Company believes that the foregoing transactions were contracted on terms at least as favorable to the Company as could be obtained from unrelated third parties.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Officers and Directors and persons who own more than ten percent of the Company's common stock to file reports of ownership or change in ownership in the Company's common stock with the Securities and Exchange Commission. Based solely on a review of those reports and on information supplied to the Company, without independent inquiry, all Section 16(a) filing requirements applicable to its executive Officers, Directors and greater than ten-percent shareholders were complied with, except as set forth below.

         Mr. Adams did not report the issuance of warrants to purchase shares of common stock until the Form 5 was filed with respect to the 1997 fiscal year. Warrants having the right to acquire a total of 15,000 shares of the Company's common stock were issued to Mr. Adams in four transactions in January, March, May and June of 1997, that were required to be reported on a Form 4 for those months.

                    DIRECTORS' COMPENSATION STOCK OPTION PLAN

         On November 14, 1996 the Board of Directors adopted a Directors' Compensation Stock Option Plan (the "Directors' Plan"), which provides for the annual grant to each director of options to acquire 20,000 shares of the Company's common stock. A copy of the Directors' Plan is attached as Exhibit A. The exercise price will be the fair market value of a share of the Company's common stock on the date of grant, which is the date a director is first elected to the Board of Directors and thereafter on the date of the Annual Meeting of Shareholders. If a director is first elected to the Board on a date other than the Annual Meeting of Shareholders, then the number of shares subject to option is adjusted to reflect the period of service on the Board until the next Annual Meeting of Shareholders. The Board of Directors authorized the issuance of options to acquire 300,000 shares of common stock under the Directors' Plan. Options are not exercisable for a period of six months after the date of grant. The Board of Directors may amend or terminate the Directors' Plan at any time, provided that such amendment or termination will not affect any option previously granted without the consent of the holder of an option.

         A proposal to ratify the Directors' Plan will be presented to shareholders at the Annual Meeting of Shareholders. Approval of the amendment requires the affirmative vote of the holders of a majority of the shares of common stock represented at the Annual Meeting.

         The purpose of the Plan is to formalize the Company's traditional practice of granting stock options to its directors in lieu of fees for service on the Board or on committees. The Board of Directors believes that this Directors' Plan will assist the Company in retaining current members and attracting new members at such time as necessary. The Company has six members of the Board of Directors.

         The Company has another Stock Option Plan, the Fifth Amended and Restated Stock Option Plan, (the "Stock Option Plan") which had ben used to compensate directors and provide incentive compensation to the officers of the Company. Of the 1,375,000 shares previously reserved by the Company for grant pursuant to the Plan, 1,332,775 are subject to outstanding options or had been issued upon the exercise of stock options as of the date of this Proxy Statement. Consequently, compensation to directors in the form of stock options could not be made unless additional shares became available as a result of cancellation or forfeiture of previously granted unexercised options. As of the date of this Proxy Statement, options to purchase 795,943 shares remain outstanding and unexercised and options to purchase 536,832 shares have been exercised.

         Under the Directors' Plan, options may be granted at not less than 100% of the fair value of the Company's common stock on the date of grant. Options may be granted under the Plan no later than November 14, 1999, the Plan's termination date. Options granted under the Plan may not exceed ten years in duration. Options may not be transferred except by will or the laws of descent and distribution, or in accordance with gifts to charitable organizations. The options generally do not expire when a director's service on the Board of Directors terminates, except that any options granted within six months of termination will expire upon termination.

         The closing price per share of the Company's common stock on September 19, 1997, as reported on the NASDAQ Small-Cap Stock Market was $3.00.

         Under the Directors' Plan, stock options are issued as nonstatutory stock options that do not qualify as incentive stock options. Generally, there is no taxable income to a participant as a result of the grant of a nonstatutory stock option. However, upon exercise, the participant will realize taxable income equal to the difference between the fair market value of the stock at the time of exercise and the option price. The Company is not entitled to a tax deduction upon the grant of a nonstatutory stock option, but is entitled to a tax deduction equal to the participant's taxable income realized upon the exercise of the stock option. The foregoing statements are based on current federal income tax laws and regulations and are subject to changes in such tax laws and regulations, or interpretations thereof.

         The options outstanding under the Directors' Plan are set forth as follows:

================================================================================
                    DIRECTORS' COMPENSATION STOCK OPTION PLAN
================================================================================
         NAME/POSITION            EXERCISE PRICE            NUMBER OF OPTIONS
================================================================================
Kenneth W. Gann
 Chief Executive Officer               $1.4375                    20,000
John A. Adams, Director                 1.4375                    20,000
Dean E. Painter, Jr., Director          1.4375                    20,000
K. Ray Allen, Director                  1.4375                    20,000
Gordon Linkon, Director                 1.4375                    20,000
George Murnane, III, Director1          1.75                      15,000
                                                                  ------
                                                                 115,000
================================================================================
1 Mr. Murnane was elected to the Board of Directors in January and received 15,000 options on the date of his election.
================================================================================

         The Board of Directors recommends a vote FOR ratification of the adoption of the Directors' Plan.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected Arthur Andersen LLP as independent certified public accountants to examine the Company's financial statements for the next fiscal year ending June 30, 1998. This selection is being presented to the stockholders for their ratification at the Annual Meeting. The Board of Directors recommends a vote FOR ratification of the selection of Arthur Andersen as independent public accountants.


                          PROPOSALS OF SECURITY HOLDERS

         It is expected that the Company's Annual Meeting in 1998 will be held on or about November 12, 1998. Stockholders desiring to submit proposals for action at that meeting will be required to submit them to the Company on or about June 12, 1998. Any shareholder proposal must also be proper in form and substance as determined in accordance with the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.


                                  OTHER MATTERS

         The Board of Directors does not know of any other matter to be presented at the Annual Meeting that is not listed in the Notice of Annual Meeting and discussed above. If other matters are properly brought before the Annual Meeting,however, the persons named in the accompanying form of proxy will vote the proxy on such matters in accordance with their best judgment.


By Order of the Board of Directors
October 1, 1997

                                                                     EXHIBIT "A"
                                   CCAIR, INC.
                    DIRECTORS' COMPENSATION STOCK OPTION PLAN


     1. Purpose. The Directors' Compensation Stock Option Plan (the "Plan") of CCAIR, Inc. (the "Company") is adopted by the Company's Board of Directors on November 14, 1996. The Plan is designed to compensate the Directors of the Company for their service as members of the Board of Directors and of committees in lieu of cash compensation.

     2. Nonqualified Stock Options. Options granted under the Plan shall be granted an nonqualified stock options under the Internal Revenue Code of 1986, as amended (the "Code").

     3. Administration. The Plan shall be administered by the Board of Directors of the Company. No member of the Board of Directors of the Company shall be liable for any action or determination made in good faith with respect to the Plan or to any option granted thereunder. In addition, directors shall be eligible for indemnification from the Company, pursuant to the Company's Bylaws, for any expenses, judgments or other costs incurred as a result of a lawsuit filed against them or any of them claiming any rights or remedies due to their participation in the administration of the Plan.

     4. Formula Grant. Each member of the Board of Directors of the Company upon the adoption of this Plan shall receive options to purchase 20,000 shares of Common Stock. Any person becoming a director after the effective date of this Plan shall receive, on the date of such person's election, options to purchase shares of Common Stock in accordance with the following formula:

         number of whole months
         prior to the next November  x 20,000 = number of shares
         --------------------------             (rounded to the
                 twelve                          nearest 100)

         As an example, a director is elected to serve on February 10, 1997, the formula would be calculated as follows:

           8   (March - October)       x 20,000 = 13,333.33 (13,300).
         -----
          12

Upon the date of the annual meeting of stockholders of the Company as established by the bylaws of the Company, each member of the Board of Directors then serving shall receive options to purchase 20, 000 shares of common stock.

     5. Shares Subject to the Plan. The maximum aggregate number of shares of Common Stock available pursuant to the Plan, subject to adjustment as provided in Section 8 shall be 300,000 shares of the Company's Common Stock, par value $.01 per share ("Common

Stock"). Shares subject to options may be authorized and unissued shares or previously issued shares which have been acquired by the Company and are held in its treasury. Shares subject to options that terminate or expire prior to exercise shall be available for further option grant hereunder.

     6. Terms and Conditions of Options. Stock options granted under the Plan shall be evidenced by agreements in such form as the Board of Directors may from time to time approve, which agreements shall comply with and be subject to the following terms and conditions as applicable:

                  (a) Number of Shares. Each option shall state the number of shares to which it pertains.

                  (b) Option Price. Each option shall state the option price, which shall not be less than the fair market value (as hereinafter defined) per share of the Common Stock at the time the option is granted. Fair market value shall be determined by the Board of Directors on the basis of such factors as it deems appropriate; provided, however, that fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse, and further provided, however, that if at the time the determination of fair market value is made, the Common Stock is admitted to trading on a national securities exchange for which sales prices are regularly reported, fair market value shall not be less than the mean of the high and low asked or closing sales prices reported for the Common Stock on that exchange on the day (or most recent trading day preceding the day on which the option is granted). For purposes of this Plan, the term "national securities exchange" shall include the National Association of Securities Dealers Automated Quotation System and the over-the-counter market.

                  (c) Exercise of Options. Each option shall be exercisable in one or more installments during its term, and the right to exercise may be cumulative. At least one hundred shares may be purchased at any one time unless the number purchased is the total number that may be purchased under the option at that time. No option may be exercised for any fraction of a share of Common Stock.

                  (d) Written Notice and Payment Required. An option granted pursuant to the terms of this Plan shall be exercised when written notice of that exercise has been received by the Company at its principal office from the person entitled to exercise the option and full payment for the shares with respect to which the option is exercised has been received by the Company. The purchase price of any shares purchased shall be paid in full in cash or by certified or cashier's check payable to the order of the Company or, unless prohibited by the applicable option agreement, by shares of Common Stock or by a combination of cash, check, and (unless prohibited by the applicable option agreement) shares of Common Stock. If any portion of the purchase price is paid in shares of Common Stock, those shares shall be tendered at their then fair market value as determined in accordance with Section 6(b).

                  (e) Compliance With Securities Laws. The options granted under the Plan and the shares issuable pursuant to the Plan may, at the option of the Company, be registered under applicable federal and state securities laws, but the Company shall have no obligation to undertake any such registrations. Shares of Common Stock shall not be issued with respect to any option granted under the Plan unless the exercise of that option and the issuance and delivery of those shares pursuant to that exercise shall comply with all relevant provisions of state and federal law including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Board of Directors may also require an optionee to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restriction imposed by law, legend, condition, or otherwise, that the shares are being purchased only for investment and without any present intention to sell or distribute the shares in violation of any state or federal law, rule, or regulation. Further, each optionee shall consent to the imposition of a legend on the shares of Common Stock subject to his or her option restricting their transferability as required by law or by this Plan.

                  (f) Options Are Transferable. Options granted pursuant to this Plan may not be sold, pledged, assigned, or transferred in any manner otherwise than in accordance with this paragraph. Options may be transferred by gift, by will or the laws of descent or distribution to family members or to charitable organizations qualifying under Section 501(c)(3) of the Code.

                  (g) Duration of Options. Each option and all rights thereunder granted pursuant to the terms of this Plan shall expire on the date specified in the applicable option agreement, but in no event shall any option expire later than 10 years from the date on which the option is granted. In addition, each option shall be subject to early termination as provided in the Plan or applicable option agreement.

                  (h) Termination of Services as a Director. Except as otherwise provided in the applicable option agreement, if an optionee ceases to serve as a Director of the Company for any reason other than retirement, disability or death, any options granted within six months preceding the date that service as a Director ceases shall terminate on such date. All other options shall be unaffected and shall remain in full force and effect.

                  (i) Rights as a Stockholder. An optionee or a permitted transferee of an option shall have no rights as a stockholder with respect to any shares issuable or deliverable pursuant to this Plan until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 8.

                  (j) Option Agreements. The option agreements authorized under the Plan may differ from one another and shall contain such other provisions not inconsistent with the Plan as applicable as the Board of Directors may in its discretion deem advisable from time to time.

         7. Tax Withholding. The exercise of any option granted under the Plan is subject to the condition that if at any time the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in any connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in such event, the exercise of the option shall not be effective unless such withholding tax or other withholding liabilities shall have been satisfied in a manner acceptable to the Company.

     8. Changes in Stock. In the event of a stock dividend, split-up or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other similar capital change, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which options may be granted under the Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised options granted prior to such change shall likewise be made. Any adjustment in outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option, but with a corresponding adjustment in the price for each share covered by the option. In making any adjustment pursuant to this section, any fractional shares shall be disregarded. In the event of a consolidation or a merger in which the Company is not the surviving corporation, or any other merger in which the stockholders of the Company exchange their shares of stock in the Company for stock of another corporation, or in the event of complete liquidation of the Company, or in the case of a tender offer accepted by the Board of Directors, all outstanding options shall thereupon terminate, provided that the Board may, prior to the effective date of any such consolidation or merger, either (i) make all outstanding options immediately exercisable, or (ii) authorize a payment to each optionee that approximates the economic benefit he or she would have realized if his option were exercised immediately before such effective date, or (iii) arrange to have the surviving corporation grant to the optionees replacement options on terms which the Board shall determine to be fair and reasonable.

         9. Effective Date of Plan. This Plan became effective on November 14, 1996, when it was adopted by the Company's Board of Directors and shall continue to be effective only so long as there remain outstanding, and only with respect to, unexercised, nonqualified options issued under the Plan, which are not surrendered for issuance of replacement nonqualified options under the Plan.

     10. Termination and Amendment of Plan. The Plan may be terminated at any time by the Board of Directors. Unless sooner terminated the Plan shall terminate no later than November 14, 1999. No options shall be granted under the Plan after that date. Subject to the limitation contained in Section 11, the Board of Directors may at any time amend or revise the terms of the Plan, including the form and substance of the option agreements to be used hereunder.

         11. Prior Rights and Obligations. No amendment, suspension, or termination of the Plan shall, without the consent of the optionee, alter or impair any of that optionee's rights or obligations under any option granted under the Plan prior to such amendment, suspension, or termination.

     IN WITNESS WHEREOF, this Directors' Compensation Stock Option Plan is executed on behalf of the Company as of November 14, 1996.

                                   CCAIR, Inc.


                                   By: /s/ Kenneth W. Gann
                                       President
ATTEST:

/s/ Patricia H. Bergman
Assistant Secretary

                                  CCAIR, INC.                              PROXY
                        4700 YORKMONT ROAD, SECOND FLOOR
                        CHARLOTTE, NORTH CAROLINA 28208

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder of CCAIR, Inc. (the "Company") hereby constitutes and appoints Kenneth W. Gann and Peter J. Sistare, and each of them, with full power of substitution, attorneys and proxies to appear and vote, as indicated below, all the shares of Common Stock of the Company held of record by the undersigned on September 19, 1997 at the Annual Meeting of the Stockholders of the Company to be held on November 13, 1997 and at any and all adjournments thereof.

1. PROPOSAL TO ELECT THE SIX NOMINEES LISTED BELOW AS DIRECTORS TO
SERVE FOR A TERM EXPIRING AT THE ANNUAL MEETING FOR THE FISCAL YEAR ENDING JUNE 30, 1998 AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.
[ ] FOR all nominees listed   [ ] WITHHOLD AUTHORITY to vote for all nominees
(except as marked to the          listed below
contrary below)

(Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below)

NOMINEES: Kenneth W. Gann, Dean E. Painter Jr., K. Ray Allen, Gordon Linkon, George Murnane III and Eric W. Montgomery.

2. PROPOSAL TO RATIFY THE ADOPTION OF THE DIRECTORS' COMPENSATION STOCK OPTION PLAN.
[ ]FOR                          [ ]AGAINST                            [ ]ABSTAIN

3. PROPOSAL TO RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 1998.
[ ]FOR                          [ ]AGAINST                            [ ]ABSTAIN

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, AND 3. THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF, IN THEIR SOLE DISCRETION.

                                         Dated:__________________________, 1997.
                                               __________________________
                                               __________________________
                                               Signature of Stockholder(s)
                                         Please sign exactly as name appears on
                                         this proxy. When shares are held by
                                         joint tenants, both should sign. When
                                         signing on behalf of a corporation or
                                         partnership, or as attorney, agent or
                                         fiduciary, please indicate the capacity
                                         in which you are signing.

             PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD
                     PROMPTLY, USING THE ENCLOSED ENVELOPE.